MASTER EASEMENT AGREEMENT

THE STATE OF TEXAS

KNOWN ALL MEN BY THESE PRESENTS:

COUNTY OF BRAZORIA §

That BLUE DOLPHIN PIPE LINE COMPANY, a Delaware corporation, whose mailing address is 801 Travis Street, Suite 2100, Houston, Texas 77002, hereinafter called "Grantor", (being the owner of all or portions of the lands covered and affected hereby, or having the right to assign or convey the easements herein granted to such lands) for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration specified herein below at Section III, the receipt of which is hereby acknowledged, does hereby GRANT unto FLNG LAND II, INC., a Delaware corporation, whose mailing address is 333 Clay Street, Suite 5050, Houston, Texas 77002, hereinafter called "Grantee", subject to the conditions, covenants and agreements hereinafter specified, the following easements, each to be utilized for the purposes herein specified:

1.            Access Easement: a non-exclusive right-of-way and easement for the purpose of providing pedestrian and vehicular ingress and egress for pedestrian and vehicular access (the "Access Easement"), between the Dominant Estate Property (as hereinafter defined) and Texas State Highway 332 via the Access Easement Property (as hereinafter defined) in a manner which does not unreasonably interfere with Grantor's use of the Access Easement Property.

2.            Pipeline Easement: a permanent easement and right-of-way, with associated right to use Temporary Workspace (as hereinafter defined) during the Initial Construction Period (as hereinafter defined) (the "Pipeline Easement") for the purposes of surveying, laying, constructing, inspecting, maintaining, operating, repairing, replacing (but not enlarging the size of), altering, reconstructing, removing and abandoning in place two (2) pipelines, not to exceed twelve inches (12") in nominal pipe diameter (hereinafter, "Pipelines") together with all fittings, cathodic protection equipment, pipeline markers, associated fiber optic cabling and equipment, and all other equipment and appurtenances related thereto (hereinafter, collectively "pipeline appurtenances") for the transportation of nitrogen, natural gas or similar hydrocarbon gases, on, under, across and/or through the Pipeline Easement Property (as hereinafter defined).

The Pipeline Easement and the Access Easement are referred to herein, collectively, as the "Easements".

The "Dominant Estate Property" is described in Exhibit A attached hereto and incorporated herein and made a part hereof for all purposes.

The "Access Easement Property" is described in Exhibit B attached hereto and incorporated herein and made a part hereof for all purposes.

The "Pipeline Easement Property" is described in Exhibit C attached hereto and incorporated herein and made a part hereof for all purposes.

I.           Terms and conditions applicable to the Access Easement are as follows:

A.            Non-Exclusiveness of Access Easement. The easement is nonexclusive, and (a) Grantee acknowledges that prior grants of access easement rights have been conveyed on, over and across portions of the Access Easement Property, and, further (b) Grantor reserves for Grantor and Grantor's successors and assigns the right to convey the same or other rights and/or easements to others, so long as such further conveyances are subject to this grant.

B.            Relocation. The Access Easement Property, and the existing roadway situated on a portion thereof, shall not be relocated by Grantor without Grantee's prior written consent, which consent shall not be unreasonably withheld.

C.            Traffic Limited within Boundary of Access Easement Property. Grantee agrees that all traffic connected with Grantee's use of this Access Easement shall stay within the Access Easement Property, and will refrain from driving or walking on the lands adjacent thereto.

D.            No Debris. Grantee agrees that no debris (bottles, cans, trash, sacks and the like) shall be disposed of on the Access Easement Property or adjoining lands.

E.            Repairs to and Upgrade of Roadway on Access Easement Property. Grantee agrees to repair, or pay for the repairs of, any damage to any property of Grantor, gates or traveling surface of any roadway on, or to be erected or improved on, the Access Easement Property caused by Grantee or other persons authorized by Grantee to use said roadway. In addition to its obligation to maintain and repair the roadway presently existing on the Access Easement Property, Grantee shall have the right and privilege of upgrading, and extending, the existing improvements located on the Access Easement Property, including but not limited to said the existing roadway thereon, so as to create appropriately constructed improvements that make the Access Easement usable for access from State Highway 332 to the Dominant Estate Property; provided that any such upgrade to the existing improvements shall be consistent with the intended purpose of the Access Easement.

F.            Private Easement. Grantee expressly agrees and recognizes that the existing roadway on portions of the Access Easement Property is a private road and that this instrument in no way authorizes any person or entity to designate the Access Easement Property, or any portion thereof, as a public road. Grantor and Grantee acknowledge that Grantee presently has a contract to purchase the Dominant Estate Property from the current owner thereof, such that the current owner of said Dominant Estate Property shall also enjoy the benefit of using the Access Easement Property as a means of accessing the Dominant Estate Property; however no party, except Grantor, shall have the right to convey or grant to any person or entity easement rights in the Access Easement hereby granted, provided that Grantee shall have the right and privilege to grant permission to visitors, contractors, agents and employees to use the easement for access to the Dominant Estate Property.

G.            Road Maintenance Requirements. Grantee, at its sole cost and expense, shall maintain, in good working condition, the roadway across the Access Easement Property. Grantee shall obtain all necessary building permits and other approvals of governmental authorities for operation and maintenance of the roadway. All maintenance and repairs shall be completed in a good and workmanlike manner and in compliance with all applicable laws.

H.            Indemnity by Easement Holder. Any and all Easement Holder(s), as defined herein below, being a holder of any of the easement rights in the Access Easement Property created and conveyed by this agreement, shall indemnify and hold harmless the Grantor Indemnified Parties (as hereinafter defined) in accordance with the provisions of Section IV.A of this agreement. "Easement Holder" as used herein shall mean any person or entity which may succeed, in the future, to rights created by this agreement, by virtue of being a successor or assignee of Grantee.

I.           Rights Reserved. Grantor reserves for Grantor and Grantor's successors, and assigns the right to continue to use and enjoy the surface of the Access Easement Property for all purposes which do not interfere with or interrupt the use or enjoyment of the Access Easement hereby granted.

II.           Terms and conditions applicable to the Pipeline Easement are as follows:

A.          Damages and Losses on Pipeline Easement Property. The rights, obligations, liabilities and responsibilities of the Grantor and Grantee relating to the Pipeline Easement Property are as follows:

i.           Grantee will pay all commercially reasonable costs and expenses that result from the Grantee's, or anyone acting on the Grantee's behalf, use of the Pipeline Easement Property including but not limited to damages caused by leaks and spills and damages to Grantor's crops, pastures, drainage systems, produce, water wells, bridges, lanes, improvements, equipment, fences, structures or timber, except to the extent the damages are caused by the gross negligence, recklessness, or willful misconduct of the Grantor, its invitees or anyone acting on the Grantor's behalf.

ii.           Notwithstanding the foregoing, Grantor acknowledges and agrees that Grantee has compensated Grantor, in advance, for the reasonably anticipated and foreseeable costs and expenses which may arise out of, are connected with, or relate in any way to Grantor's conveyance of the Pipeline Easement and the customary installation, presence or operation of the Pipelines upon the Pipeline Easement Property, including but not limited to, any and all tree, crop, plant, timber, harvest or yield loss damages, diminution in value of the Pipeline Easement Property, or any other reasonably foreseeable damages attributable to or arising from Grantee's execution of the initial construction, mitigation, and restoration activities within the Pipeline Easement Property.

B.          Clearing Pipeline Easement Property. Grantee shall have the right hereafter to cut, keep clear and remove all trees, brush, shrubbery, undergrowth, structures and other obstructions or facilities, without additional compensation, in the Pipeline Easement Property,

(and in the Temporary Workspace during the period it may be used hereunder) being conveyed, that are deemed by Grantee to injure, endanger or interfere in any manner with the proper and efficient construction, operation, use, inspection, maintenance or repair of said Pipelines or the appurtenances thereto; and, provided, further, that Grantor shall not excavate or otherwise alter the ground elevation from such ground elevation that existed at the time construction is completed, construct any dam or otherwise create a water impoundment within or over the Pipeline Easement Property without prior authorization of Grantee.

C.           Ingress and Egress. Grantee shall have all privileges necessary or convenient for the full use of the rights herein granted, including, without limitation, reasonably necessary rights of access, ingress and egress to the Pipeline Easement Property, in, over and across the Pipeline Easement Property (and the Temporary Workspace during the period it may be used hereunder), provided, however, except in case of emergency, Grantee agrees that to the extent existing public roads, public rights-of-way, other easements in favor of Grantee provide reasonable access to the Pipeline Easement Property, Grantee shall use such existing roads, rights-of-way, and easements for ingress and egress.

D.           Fencing. Grantee shall have the right to remove any fence that now crosses or may cross the Pipeline Easement Property during Initial Construction Period of the Pipelines. Prior to cutting any fence, however, Grantee shall brace the existing fence to be cut adequately on both sides of the proposed cut by suitable H-braces to prevent the remainder of the fence from sagging. Before the fence wire is cut, it is to be attached to the posts in a manner that there will be no slackening of or damage to the wire. Each such wire gap is to be reinforced so as to be strong enough to prevent livestock from passing through same. Upon completion of initial construction operations, each wire gap will be removed and a permanent gate installed, which gate shall, to the extent reasonably practicable, be constructed out of similar or better grade materials than already used for existing gates on the Grantor's property. Each entry and exit gate shall be securely closed and locked, except when Grantee or its authorized personnel are actually passing through same. Grantee and its designated contractors, employees and invitees hereby agree to keep all access gates closed at all times when not in use to prevent the cattle, horses and/or other livestock located on the Grantor's property from straying.

E.           Grantor's Use of Pipeline Easement Property. Grantor shall, upon thirty (30) days prior notice to Grantee, further have the right to construct, maintain, repair, and operate above ground fences, roads, streets, alleys, sidewalks, bridges, and drainage pipes across the Pipeline Easement Property at an angle of not less than forty-five (45) degrees to Grantee's Pipelines; provided, however, Grantor shall exercise said rights in such a manner so that (i) Grantee's Pipelines or the appurtenances located within the Pipeline Easement Property shall not be endangered, obstructed, injured or interfered with; (ii) Grantee's access to the Pipeline Easement Property, Grantee's Pipelines and the other appurtenances located thereon are not interfered with; (iii) Grantee shall not be prevented from traveling within and along Pipeline Easement Property on foot or in vehicle or machinery; (iv) Grantee's Pipelines are left with the amount of cover originally installed to allow safe operation of Grantee's Pipelines; (v) Grantee's Pipelines are left with proper and sufficient and permanent lateral support; and (vi) Grantee's use of the Pipeline Easement Property for the purposes set forth herein is not unreasonably impaired or interfered with.

F.            Crossings during Initial Construction Period. During the Initial Construction Period, Grantee shall also provide suitable crossings on, over and across the Pipeline Easement Property so as to afford Grantor reasonable access over and across and the Pipeline Easement Property in accordance with Grantor's customary use of Grantor's property adjoining the Pipeline Easement Property.

G.            Disposal of Brush and Debris. Grantee shall dispose of all brush and debris, if any, cleared from the Pipeline Easement Property by burning, chipping, and/or burying, which method of disposal shall be selected by Grantee in Grantee's sole discretion.

H.            Depth of Pipeline(s). Grantee shall install Grantee's Pipelines to a minimum depth of forty-eight inches (48") below current grade level and any then existing drainage ditches, creeks and roads, except at those locations where rock is encountered, the Pipelines may be installed with a minimum depth of twenty-four inches (24"). Such depth shall be measured from the top of the pipe to the surface of the ground.

I.            Double-Ditching. In areas of cropland, Grantee agrees to cause the topsoil to be removed from the trench to a depth of twelve inches (12") or the topsoil depth, whichever is less, and return, as nearly as practicable, said topsoil to its original, pre-construction position relative to the subsoil.

J.            Restoration of Pipeline Easement Property. Prior to the conclusion of the Initial Construction Period, Grantee shall grade, slope, and re-seed the Pipeline Easement Property with grass seed comparable to that on the areas of the Grantor's property adjoining the Pipeline Easement Property, in order to restore the same to its pre-construction grade and condition, to the extent reasonably possible and to the extent such grade does not interfere with the maintenance and/or safe operation of the Grantee's Pipelines.

K.            Maintenance of Pipeline Easement Property. Grantee shall maintain the Pipeline Easement Property by keeping it clear of all litter and trash during periods when Grantee and its employees, agents, or contractors are on the Pipeline Easement Property.

L.            Facilities on Surface of Pipeline Easement Property. Notwithstanding anything herein to the contrary, except as otherwise required by applicable laws, regulations or industry standards, Grantee shall not install or maintain any permanent above-ground structures or improvements of any kind on or within the Pipeline Easement Property other than pipeline markers (which markers may be required to be placed along the Pipeline Easement Property by applicable Department of Transportation Code regulations and other applicable statutes and regulations of governmental authorities) and cathodic protection equipment. After the Initial Construction Period expires, no pipelines, above-ground structures, installations, equipment or apparatus of any kind will be on or within the Temporary Workspace.

M.            Cessation of Use of Pipeline(s). In the event Grantee elects to permanently cease operations of the Pipelines in the Pipeline Easement Property, Grantee shall abandon or remove the Pipelines in accordance with all then applicable federal and state laws, rules and regulations relating to such abandonment.

N.           Revisions of Pipeline Easement Property. Grantor acknowledges and agrees that Grantee shall have the right to modify the location of the Pipelines within the Pipeline Easement Property and/or Temporary Workspace as a result of various engineering factors or to correct the legal description of the Pipeline Easement Property and/or Temporary Workspace to conform with the actual location of the required Pipeline Easement Property and/or Temporary Workspace; provided, however, the Pipelines may not be placed outside the Pipeline Easement Property without the prior written consent of Grantor, such consent not to be unreasonably withheld, conditioned, or delayed. In the event such a modification is required by Grantee, Grantee may modify the location of the Pipeline Easement Property and/or Temporary Workspace by recording a "Notice of Location" referring to this instrument and setting forth the modified legal description of the Pipeline Easement Property and/or Temporary Workspace, which description may be set forth by map attached to said Notice of Location. A copy of the Notice of Location shall be delivered to the Grantor. Without limiting Grantee's right to modify the location of the Pipeline Easement Property and/or Temporary Workspace by recording a "Notice of Location" as aforesaid, Grantor agrees to execute and deliver to Grantee any additional documents Grantee may request to modify or correct the legal description of the Pipeline Easement Property and/or Temporary Workspace to conform with the actual location of the required Pipeline Easement Property and/or Temporary Workspace. If such documents are required, they will be prepared by Grantee at its expense. Grantor shall receive additional compensation only if the roddage within the Pipeline Easement Property increases as a result of the changed location, or as same is confirmed by "as-built" survey pursuant to Section III.E  below.

0.           Definitions:

i.            "Temporary Workspace" as used herein, is defined as the areas adjoining, or in the vicinity of the Pipeline Easement Property, which are shown on the plat comprising a part of Exhibit C hereto, which Grantee shall be authorized to use during the Initial Construction Period, as herein below defined. At the conclusion of the Initial Construction Period, all of Grantee's rights relating thereto shall cease.

ii.            "Initial Construction Period" as used herein, shall mean the original construction period of the Pipelines (including any reclamation, mitigation and/or restoration activities) on the Pipeline Easement Property.

P.           Compliance with Law. Grantee shall comply in all material respects, at Grantee's sole cost, with all applicable federal, state, and local laws, rules, and regulations which are applicable to Grantee's activities hereunder, including, without limitation, the construction, use, operation, maintenance, repair and service of Grantee's Pipelines. Notwithstanding the foregoing, Grantee shall not be responsible for any costs that are necessitated, caused by, or are the result of any act or omission of gross negligence, recklessness, or willful misconduct by the Grantor or anyone acting on the Grantor's behalf.

III.            Consideration for the Easements:

A.           Initial Payment. As the initial consideration for the grant of the easements hereby conveyed, Grantee shall pay to Grantor the sum of Two Hundred Fifty Thousand and NO/100 Dollars U.S. ($250,000.00) (the "Initial Payment") upon the Effective Date (as hereinafter defined).

B.           Second Payment. On or before the Commencement Date, as herein below defined, Grantee shall either (a) make an additional payment to Grantor of Two Hundred Fifty Thousand and NO/100 Dollars U.S. ($250,000.00) (the "Second Payment"), or (b) shall have the right to terminate this agreement within ten (10) months after the Effective Date (as hereinafter defined), pursuant to Section III.F below, by giving Grantor written notice of such election to terminate.

C.           Annual Payments.

i.          On or before the first anniversary of the Commencement Date, through the greater of (1) the fifth anniversary of said date, or (2) the date on which the third of Grantee's planned liquefaction pre-treatment train facilities at the Pre-Treatment Facility ("PTF") proposed for construction on the Dominant Estate Property has reached completion sufficient to permit its start-up and initial operational testing, Grantee shall make additional payments annually to Grantor of Five Hundred Thousand and NO/100 Dollars U.S. ($500,000.00) (the "Annual Payments") . Upon delivery of the Initial Payment, the Second Payment and each of the remaining Annual Payments to Grantor, the Pipeline Easement and the Access Easement shall be fully paid for by Grantee, except as to (a) adjustments, if any, in compensation therefor pursuant to Section III.E below, and (b) the Continuing Annual Payments pursuant to Section III. C. ii below.

ii. "Continuing Annual Payments": On the anniversary of the date when the final Annual Payment is made pursuant to Section III.C.i above, Grantee will pay to Grantor the sum of Ten Thousand and NO/100 Dollars U.S. ($10,000.00) annually for so long as Grantee desires to use the Access Easement.

iii. In the event that Grantee determines that it no longer requires the use of the Access Easement, it may terminate the Access Easement by giving written notice to Grantor that it is electing to terminate the Access Easement granted hereunder, without making further payment to Grantor, whereupon all Access Easement interests conveyed hereby to Grantee in the Access Easement Property, shall immediately terminate and revert to Grantor. In the event of termination of the Access Easement by Grantee, all payments previously made to and received by Grantor (including the Initial Payment, the Second Payment, the Annual Payments and any Continuing Annual Payments made to the date of termination) shall remain with Grantor and shall not be refundable to Grantee.

D.           Delinquent Payment and Cure. Upon failure or default by Grantee to pay to Grantor the Second Payment provided for above in Section III.B above, the easements shall be terminable by Grantor, but only after written notice of such intention is provided to Grantee, and

Grantee fails to cure such payment default within fourteen (14) days after receipt of Grantor's notice.

E.            Adjustment in Compensation. In the event that "as-built" surveys conducted subsequent to completion of construction of Grantee's pipeline(s) on the Pipeline Easement Property reveals that more linear rods of pipeline easement have been utilized, Grantee shall tender to Grantor payment sufficient to fully compensate Grantor for the permanent Pipeline Easement at the rate of One Hundred and No/100 Dollars ($100.00) per linear rod of pipeline right-of-way actually utilized, as determined by as-built survey.

F.            Commencement Date and Grantee's Option to Terminate.

i.            "Commencement Date" as used in this agreement shall mean the date upon which Grantee either (i) commences improvements to any existing roadways or construction of new roadways within the Access Easement or (ii) commences construction of any pipeline(s) within the Pipeline Easement.

ii.            The foregoing notwithstanding, if the Commencement Date has not been reached within ten (10) months after the Effective Date (as hereinafter defined), then the Grantee shall have the right to either (1) declare by written notice to the Grantor that the Commencement Date having been achieved for the purposes of this agreement, and remit the Second Payment as required to be made hereunder on or before the Commencement Date, or, (2) give written notice to Grantor that it is electing to terminate this agreement and the easements granted hereunder, without making further payment to Grantor, whereupon all Easements and interests conveyed and granted hereby and herein to the Grantee shall immediately and irrevocably terminate and revert to Grantor. In the event of termination by Grantee, all payments made to and received by Grantor (including the Initial Payment) shall remain with Grantor and shall not be refundable to Grantee.

IV.          Terms and Conditions applicable to all Easements under this Agreement are as follows:

A.          INDEMNIFICATION: Grantee shall indemnify, defend, and hold harmless Grantor and its affiliates and their respective officers, directors, employees, shareholders, partners, members, successors and assigns (collectively, the "Grantor Indenmified Parties') from and against all claims, losses, demands, causes of action, suits, and liability of every kind, type and character arising out of or associated with the use of the Easements and of the rights granted herein, which are asserted by any person or entity including, without limitation, Grantor's and Grantee's employees, for personal injury, death, or loss of or damage to the property resulting from the negligence or willful misconduct of Grantee or its employees, agents or representatives. Where personal injury, death, or loss of or damage to the property is the result of joint negligence or willful misconduct of a Grantor Indemnified Party and Grantee, Grantee's duty of indemnification shall be in proportion to its allocable share of such joint negligence or willful misconduct. Further, Grantee agrees to indemnify, defend, and hold the Grantor Indemnified Parties harmless from any liability for environmental injury, damage, fire, or harm to the extent arising from Grantee's operations and use of the easements. This environmental indemnity shall apply whether or not Grantee was negligent, and shall include any liability that arises due to the application of a strict liability standard.

B.            Term of the Easements. The term of the Easements shall be permanent, or perpetual (the "Term"), unless terminated by Grantee's election pursuant to Section III.F hereof, or Grantee elects, by written notice to Grantor to permanently cease use of the Access Easement or Pipeline Easement, as applicable.

C.            Notices. All notices under this agreement shall be in writing, addressed to the addresses first set forth above and be delivered by (i) certified mail, postage prepaid, and return receipt requested, (ii) next business day delivery via a reputable national courier service, (iii) regular United States mail, (iv) facsimile, (v) e-mail or (vi) hand delivery. A party may change its address for notice by giving written notice of such change to the other party.

D.            Binding Effect. The undersigned hereby binds itself, and its respective successors and assigns, to this agreement, unto Grantee, its successors and assigns.

E.            Terms as Covenants Running with Land. The terms and conditions of easements granted hereby shall create covenants and burdens upon the portions of property of Grantor described on Exhibits B and C hereto, and running therewith.

F.            Entire Agreement.   It is agreed that this agreement constitutes the entire agreement between the parties and that no other agreements have been made modifying, adding to or changing the terms of the same.

G.            Modifications Required in Writing. This agreement shall not be abrogated, modified, rescinded or amended in whole or in part without the consent of Grantor and Grantee, in writing and executed by each of them, and duly recorded in the appropriate real property records.

H.            No Conveyance of Fee Interest in Surface of Mineral Estate. This is not a conveyance of the land described herein or of the minerals herein and thereunder, but grants only the rights provided for above. The rights granted herein are expressly subject to all applicable, valid, and existing laws, ordinances, regulations, easements, restrictions, rights-of-way, conditions, exceptions, reservations, and covenants of whatsoever nature either of record or evidenced by improvements on or upon the ground along said easements.

I.            Assignability. Except as herein otherwise expressly permitted, the rights granted herein shall not be assigned by Grantee without the prior written consent of Grantor, not to be unreasonably withheld, conditioned or delayed; provided that Grantee may assign its interest hereunder, in whole or in part, to (i) any successor-in-interest of all or substantially all of its business or assets, (ii) any entity into which it merges or consolidates, (iii) any owner, including the current owner, or subsequent purchaser of the Dominant Estate Property, (iv) any affiliate of Grantee, (v) and (iv) for the benefit of any entity providing financing to Grantee, its parent, subsidiaries or shareholders or any of their affiliates or subsidiaries. For purposes of this Section  IV.I, an "affiliate" of Grantee shall be any person or entity that directly or indirectly owns or controls Grantee, is under common control with Grantee or is controlled by Grantee, and for such purposes, the term "control" or other derivatives thereof shall mean the direct or indirect ownership of 25% or more of the voting rights of such person or entity.

J.            Controlling Law. This agreement shall be governed by the law of the State of Texas, in which the easement parcels described on Exhibits B and C are situated.

K.            No Waiver by Inaction. Failure on the part of either party to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by of any of its rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by a party shall be construed as a waiver of any of the other provisions hereof, and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Grantor to, or of, any action by Grantee requiring Grantor's consent or approval shall not be deemed to be a waiver or render unnecessary Grantor's consent or approval to, or of, any subsequent similar act by Grantee unless such waiver shall be in writing or so state.

L.            Reservation of Mineral Interest, if any, and Waiver of Surface Use of Easements. Grantor reserves, and shall retain all of its present ownership interest, if any, in the oil, gas, and other minerals in, on and under the portions of property of Grantor described on Exhibits B and C hereto, and will be permitted to extract the oil and other minerals from and under said areas by directional drilling, pooling or unitization, and other means, so long as such activities do not damage, destroy, injure, and/or interfere with the Grantee's use of the easements hereby conveyed for the purposes for which the easements are being obtained by Grantee.

M.            Easements Appurtenant. The easement interests granted herein are appurtenant to, and will run with, the Dominant Estate Property, and portions thereof, and none other, whether or not it is referenced in any conveyance of the Dominant Estate Property, or portions thereof.

N.            No Warranty of Title. This conveyance is made by Grantor of the easement interest hereinabove described, is without warranty, express or implied, and is accepted by Grantee subject to any and all existing leases, easements, covenants, rights of way, conditions, encumbrances, restrictions, outstanding interests, including mineral interests, if any.

4.          Inspection and Covenant Not to Sue. Grantee has inspected the real property of Grantor described on Exhibits B and C hereto, and covenants not to sue Grantor, Grantor's successors or assigns, or their officers, agents, servants, or employees because of any presently existing defective condition in, upon, or around the said premises.

P.          Execution in Counterparts. This agreement may be executed in counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Q.            As-Built Surveys.    Upon Grantor's written request after completion of construction of any pipelines, roadways or other improvements on the Pipeline Easement or Access Easement, as applicable, Grantee shall provide Grantor with a detailed as-built survey of each of the pipeline(s), together with as-built surveys reflecting the construction of its facilities on the Access Easement.

R.            Memorandum of Agreement. Grantor and Grantee agree that this complete Master Easement Agreement shall not be filed of record, however a Memorandum of Master Easement Agreement, in the form attached hereto as Exhibit D. and incorporated herein and made a part hereof for all purposes, shall be executed and filed of record so as to give public notice of Grantee's easement rights in the real property of Grantor described on Exhibits B and C hereto.

TO HAVE AND TO HOLD the hereinabove described easement interests unto Grantee and its assigns.

EXECUTED in duplicate originals on the dates below the signature lines hereinafter set forth, but made effective the 11th day of December, 2013 (herein "Effective Date").

GRANTOR:

BLUE DOLPHIN PIPE LINE COMPANY, INC.
a Delaware corporation

By: /s/ Jonathan P. Carroll
Jonathan P. Carroll
President

GRANTEE:

FLNG LAND II, INC.,
A Delaware corporation

By: /s/ Charles Reimer
             Charles Reimer
             President

ACKNOWLEDGEMENTS

STATE OF Texas                                          §

COUNTY OF HARRIS                                          §

BEFORE ME, the undersigned authority, on this day personally appeared Jonathan P. Carroll, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration, and in the capacity therein expressed on behalf of the named Grantor.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of
December, 2013.

[seal affixed]
Jennifer M. Harvey                                                      /s/ JENNIFER M. HARVEY
Notary Public                                                                Notary public in and for the State of Texas
State of Texas
Expires March 21, 2014

STATE OF TEXAS                                           §
COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Charles Reimer, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, on behalf of the named Grantee.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 11 day of December, 2013.

[seal affixed]
Susan L. Smith                                                      /s/ SUSAN L. SMITH
Notary Public                                                        Notary public in and for the State of Texas
State of Texas
Expires May 20, 2015